UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2006 (October 31, 2006)

Realogy Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32852	20-4381990

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously disclosed on page 154 of our Information Statement dated July 13, 2006, subject to approval of our Compensation Committee, we contemplated entering into letter agreements with each of our executive officers (other than Messrs. Henry R. Silverman, Richard A. Smith and Anthony E. Hull who had entered into employment agreements with us effective as of our separation from Cendant Corporation) to provide for severance benefits in the event any such executive officer were terminated by us without cause.
     To that end, on October 31, 2006, the Compensation Committee of the Board of Directors of Realogy Corporation (“Realogy”) approved letter agreements providing severance and change in control protection benefits to the following executive officers: Alexander E. Perriello, III; Kevin J. Kelleher; Bruce Zipf; Donald J. Casey; C. Patteson Cardwell, IV; David J. Weaving; and Christopher R. Cade (the “Letter Agreements”).
     Each Letter Agreement will provide for a severance payment in an amount equal to 100% of the sum of base salary plus target bonus in the event Realogy terminates the executive officer’s employment other than for Cause (as defined therein) or the executive officer terminates his employment due to Constructive Discharge (as defined therein); provided that such payment will equal 200% (150% in the case of Mr. Cade) of the sum of base salary plus target bonus if such termination occurs within one year following a Change in Control of Realogy (as defined therein). In addition, in the event of any such termination, each Letter Agreement will provide for the full and immediate vesting of such executive officer’s then outstanding long term equity incentive awards which are not otherwise then fully vested by their terms (but excluding those awards that vest subject to the attainment of any performance criteria).
     Realogy’s obligations to make the severance payment will be subject to the executive officer’s executing a valid release of all claims against Realogy. Each Letter Agreement will also subject the executive officer to certain restrictive covenants following termination of employment, including a covenant during the term of employment and for a period of one year thereafter (two years if termination occurs within one year of a Change in Control) not to solicit or induce employees, sales agent or independent contractors of Realogy to terminate their relationship with Realogy. Change in Control is defined to have the same meaning ascribed to it under the Realogy Corporation 2006 Equity and Incentive Plan as in effect on October 31, 2006.
     The foregoing description of the Letter Agreements is summary in nature and qualified in its entirety by reference to the Letter Agreements, the form of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Letter Agreement between Realogy Corporation and certain Executive Officers providing severance and change in control protection benefits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY CORPORATION
By:	/s/ Anthony E. Hull
Anthony E. Hull
Executive Vice President, Chief Financial Officer and Treasurer

Date: November 3, 2006

REALOGY CORPORATION
CURRENT REPORT ON FORM 8-K
Date of Report (Date of Earliest Event Reported): November 3, 2006 (October 31, 2006)
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Form of Letter Agreement between Realogy Corporation and certain Executive Officers providing severance and change in control protection benefits:

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